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                    SECOND AMENDMENT TO NOTE AGREEMENT AND CONSENT

     THIS SECOND AMENDMENT TO NOTE AGREEMENT AND CONSENT dated as of May 31, 1996 (the or this "Amendment") to the Note Agreement dated as of January 1, 1995 (the "Original Note Agreement"), as amended, between and among Middleby Marshall Inc., a Delaware corporation ("MMI"), Asbury Associates, Inc., a Florida corporation ("Asbury"), Victory International Inc., a Delaware corporation, ("Victory International"); and Victory Refrigeration Company, a Delaware Corporation ("Victory"); (Victory, Victory International, Asbury and MMI each hereinafter sometime individually referred to as an "Obligor" and collectively as the "Obligors"), and The Northwestern Mutual Life Insurance Company ("the Noteholder"), under and pursuant to which $15,000,000 aggregate principal amount of Senior Notes Due January 10, 2003 (the "Notes") were originally issued.

                                      RECITALS:

     A. The Obligors and the Noteholder now desire to amend and/or waive certain provisions of the Note Agreement as of the date hereof (the "Effective Date") in the respects, but only in the respects, hereinafter set forth.

     B. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Noteholder do hereby agree as follows:

Section 1  REPRESENTATIONS AND WARRANTIES.

     1.1. To induce the Noteholder to execute and deliver this Amendment, each Obligor represents and warrants to the Noteholder (which representations shall survive the execution and delivery of this Amendment) that:

           (a) this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

           (b) the Note Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations, contracts and agreements of such Obligor enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization,


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     moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

           (c) the execution, delivery and performance by such Obligor of this Amendment (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and
     (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or certificate of incorporation or bylaws of any Obligor, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, (B) violate or require any consent under or with respect to any provision of the Finance Company Loan Agreement or the Finance Company Security Documents or any other material indenture, agreement or instrument to which it is a party or by which its properties or assets are or may be bound, or (C) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under such Agreements or Documents, or other such material indentures, agreements or instruments; and

           (d) as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 2. AMENDMENTS.

     2.1. Section 5.9 the Note Agreement shall be and is hereby amended in its entirety to read as follows:

           The Obligors will at all time keep and maintain the ratio of the Consolidated Net Income Available for Fixed Charges for the immediately preceding four fiscal quarter period to Consolidated Fixed Charges for such four fiscal quarter period at not less than:

           DURING THE PERIOD                          MINIMUM LEVEL

           1995 and 1996 Fiscal Years                 1.75 to 1.00
           1997 Fiscal Year and each                  2.00 to 1.00
           Fiscal Year thereafter

     2.2 The definition of "Consolidated Net Income Available for Fixed Charges" is hereby amended by inserting at the end of such definition, and before the period, the following:

           PROVIDED, HOWEVER, that for the four consecutive fiscal quarters commencing January 1, 1996, Consolidated Net Income Available for Fixed Charges shall include (to the extent deducted in determining Consolidated Net Income) an amount up to $900,000 reflected on the audited consolidated financial statements of the Obligors for the fiscal year ending December 30, 1995, under the line item "Provision for Product Line Discontinuance".


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SECTION 3. MISCELLANEOUS.

     3.1. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

           (a) executed counterparts of this Amendment, duly executed by the Obligors shall have been delivered to the Noteholder;

           (b) the Noteholder shall have received a written consent to this Amendment for purposes of the Finance Company Loan Agreement and Finance Company Security Documents, duly executed by the Agent and the Lenders, which consent shall be in form and substance satisfactory to the
     Noteholder:

           (c) the Noteholder shall have received evidence satisfactory to it that the Finance Company Loan Agreement has been amended substantially as provided herein;

           (d)   the representations and warranties of the Company set forth in
     Section 1 hereof are true and correct on and with respect to the date hereof.

     Upon receipt of all of the foregoing, this Amendment shall become effective.

     3.2. As of the date of this Amendment, the Noteholder consents to the May, 1996 amendment to the by-laws of MMI to increase the maximum number of directors of MMI to eleven, and agrees that such amendment does not constitute an Event of Default under Section 5.19(b) of the Note Agreement.

     3.3. This Amendment shall be construed in connection with and as part of the Note Agreement, and except as expressly modified and amended by this Amendment, all terms, conditions and covenants contained in the Note Agreement and the Note are hereby ratified and shall be and remain in full force and effect.

     3.4. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

     3.5. This Amendment shall be governed by and construed in accordance with Illinois law.

                                       MIDDLEBY MARSHALL INC.

                                       By /s/  John J. Hastings
                                       --------------------------------------
                                          Its Executive Vice President


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                                       ASBURY ASSOCIATES, INC.

                                       By /s/ John J. Hastings
                                       --------------------------------------
                                          Its Vice President


                                       VICTORY REFRIGERATION COMPANY

                                       By /s/ John J. Hastings
                                       --------------------------------------
                                          Its Vice President


                                       VICTORY INTERNATIONAL INC.

                                       By /s/ John J. Hastings
                                       --------------------------------------
                                          Its Vice President

Accepted as of May 31, 1996

                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY

                                       By
                                         ------------------------------------
                                          Its Vice President


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